Exhibit 22


  Subsidiaries of Raytech Corporation               Incorporated

  Advanced Friction Materials Company                 Michigan
  44600 Merrill Road
  Sterling Heights, MI 48314

  Allomatic Products Company                          Delaware
  609 E. Chaney Street
  Sullivan, IN 47882

  Automotive Composites Company                       Delaware
  44650 Merrill Road
  Sterling Heights, MI 48314

  Raybestos Aftermarket Products Company              Delaware
  964 East Market Street
  Crawfordsville, IN 47933

  Raybestos Friction Products (Suzhou) Co., Ltd.      China
  Xiang Yang Road, Suzhou New District
  215011 Suzhou, China

  Raybestos Industrie-Produkte GmbH                   Germany
  Industriestrasse, 7
  D-54497 Morbach, Germany

  Raybestos Products Company                          Delaware
  1204 Darlington Avenue
  Crawfordsville, IN 47933

  Raybestos Reibtechnik GmbH                          Germany
  Quettingerstrasse, 220
  D-51381 Leverkusen 3, Germany

  Raybestos, Inc.                                     Delaware
  1204 Darlington Avenue
  Crawfordsville, IN 47933

  Raybestos U.K. Ltd.                                 England
  16, Spindus Road
  Speke
  Liverpool L24 1YA, England

  RayMan Company, LLC                                 Delaware
  312 St. St. Clair Street
  Sullivan, IN 47882

  Raytech Composites Europe GmbH                      Germany
  Industriestrasse, 7
  D-54497 Morbach, Germany

  Raytech Composites, Inc.                            Delaware
  Suite 295, Four Corporate Drive
  Shelton, CT 06484

  Raytech Europe, Inc.                                Delaware
  Suite 295, Four Corporate Drive
  Shelton, CT 06484

  Raytech Powertrain, Inc.                            Delaware
  Suite 295, Four Corporate Drive
  Shelton, CT 06484

  Raytech Systems, Inc.                               Delaware
  312 S. St. Clair Street
  Sullivan, IN 47882

  RCI, Inc.                                           Delaware
  2780 Waterfront Parkway East Drive
  Suite 100
  Indianapolis, IN 46214